Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Maryann Seaman (281) 591-4080

Media	Bruce Bullock (281) 591-4429

FMC Technologies CEO to Address Pritchard Capital Partners
‘Energize 2007’ Oil, Gas and Power Conference

HOUSTON, January 5, 2007 – FMC Technologies, Inc. (NYSE: FTI) announced today that
Joseph H. Netherland, Chief Executive Officer, will address attendees at the following event:

Analyst Conference: Pritchard Capital Partners LLC — San Francisco

‘Energize 2007’ Oil, Gas and Power Conference
Tuesday, January 9, at 7:15 AM PST.

Presentation: Presentation slides will be available on the FMC Technologies web site by accessing the following link: www.fmctechnologies.com — Investor Center section.

FMC Technologies, Inc. (www.fmctechnologies.com) is a leading global provider of mission-critical technology solutions for the energy, food processing and air transportation industries. The Company designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 11,000 people and operates 32 manufacturing facilities in 17 countries.

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